Exhibit 31.1

Certification of Chief Executive Officer pursuant to Securities Exchange

Act of 1934 Rule 13a-14(a) or 15d-14(a).

I, Tony Nick, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Clancy Systems International, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant:

There are no controls as there is no activity.

Dated: February 19, 2020

By:	/s/ Tony Nick
Name: Tony Nick
Title: Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)